Exhibit 4.5

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER INCLUDING A MARKET STAND-OFF AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER. THIS AGREEMENT IS BINDING UPON TRANSFEREES. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE ISSUER.

WARRANT TO PURCHASE STOCK

Company:	CYBERU, INC.
Number of Shares:	As provided below
Class of Stock:	Series C Preferred Stock (“Series C Preferred”)
Initial Exercise Price:	As provided below
Issue Date:	June 29, 2004
Expiration Date:	June 29, 2011

THIS WARRANT CERTIFIES THAT, for value received, receipt of which is hereby acknowledged, ORIX VENTURE FINANCE LLC (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of Series C Preferred (the “Shares”) of CYBERU, INC. (the “Company”) at the initial exercise price per Share (the “Warrant Price”) set forth below, as constituted on the date hereof and as adjusted pursuant to the other terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant is being issued pursuant to a Loan and Security Agreement between the Company and Holder dated as of June 29, 2004 (the “Loan Agreement”) (Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Loan Agreement.)

ARTICLE 1.         SHARES; EXERCISE.

1.1          Number of Shares; Warrant Price; Expiration Date.

(a) The number of Shares initially subject to this Warrant shall be 225,000 Shares, subject to adjustment as set forth herein.

(b) The Warrant Price shall be equal to $1.60 per share, which the Company represents and warrants is the price per share at which shares of the Series C Preferred were previously issued (and if they were issued at more than one price, the lowest of such prices).

(c) In the event the total principal amount of the Loans made under the Loan Agreement (the “Loans”) on or before the first anniversary of the Issue Date hereof (the “Anniversary Date”) is less than $3,000,000, the number of Shares subject to this Warrant shall be adjusted on the Anniversary Date to a number of Shares equal to the total principal amount of the Loans made on or before the Anniversary Date, multiplied by 12%, and divided by the Warrant Price; provided that if any of the following events (an “Acceleration Event”) occurs on or before the first anniversary of the Issue Date hereof, then, on and after the date of the Acceleration Event, the number of Shares subject to this Warrant shall be an amount equal to $360,000 divided by the Warrant Price, regardless of the amount of the Loans made under the Loan Agreement: (i) an Acquisition (as defined below), (ii) a public offering of the Company’s equity securities registered under the Securities Act of 1933, as amended (the “1933 Act”) (an “IPO”), or (iii) the prepayment of the Loans in whole or in part. As used herein, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company in which the holders of the Company’s voting securities before the transaction (for such purpose treating all outstanding options and warrants to purchase voting securities of the Company as having been exercised and treating all outstanding debt and equity securities convertible into voting securities of the Company as having been converted) beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. Notwithstanding any provision herein to the contrary, in the event Holder elects to exercise the Warrant, in whole or in part, prior to the Anniversary Date, the total number of Shares with respect to which Holder may exercise the Warrant (taking into account previous exercises) shall not exceed an amount equal to the total principal amount of the Loans made on or prior to the date of exercise, multiplied by 12%, and divided by the Warrant Price, unless an Acceleration Event occurs on or before the Anniversary Date, in which event, the number of Shares subject to this Warrant shall be an amount equal to $360,000 divided by the Warrant Price, regardless of the amount of the Loans made under the Loan Agreement.

(d) The Warrant shall expire upon the Expiration Date set forth above, subject to earlier termination as provided in Section 1.9 below.

1.2          Method of Exercise. Holder may exercise this Warrant by delivering (including a facsimile transmission with confirmation of receipt) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company, together with the delivery of this Warrant. Unless Holder is exercising the conversion right set forth in Section 1.3, Holder shall also deliver to the Company the aggregate Warrant Price for the Shares being purchased (i) by wire transfer or by check, or (ii) by notice of cancellation of indebtedness of the Company to Holder, or (iii) a combination of (i) or (ii).

1.3          Conversion Right. In lieu of exercising this Warrant as specified in Section 1.2, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon the proposed whole or partial exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.6 below.

1.4          Effective Date of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise (together with any payment or other documents called for by the terms hereof) as provided in accordance with Section 1.2 above (the “Exercise Date”). The person entitled to receive the Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such Shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

1.5          No Rights of Shareholder. This Warrant does not entitle Holder to any voting rights as a shareholder of the Company prior to the exercise hereof.

1.6          Fair Market Value. The fair market value of the Shares shall be determined as follows:

(a) If this Warrant is exercised in connection with and contingent upon an IPO, the fair market value per Share shall be the initial “price to the public” of the Company Common Stock specified in the final prospectus with respect to such offering;

(b) If the Warrant is exercised at any other time,

(i)          If the Shares (or the securities issuable upon conversion of the Shares) are traded on a securities exchange, then the fair market value shall be the the closing price of such security on such exchange on the trading day immediately prior to the Exercise Date;

(ii)         If the Shares (or the securities issuable upon conversion of the Shares) are traded on the Nasdaq Stock Market or other over-the-counter system, then the fair market value shall be the closing bid prices of such security on the trading day immediately prior to the Exercise Date; and

(iii)        If the Shares (and the securities issuable upon conversion of the Shares) are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the Company and Holder are unable to agree on such investment banking firm, then the Holder shall select three reputable investment banking firms, and from those three firms the Company shall select one to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors by 10% or more, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

In making a determination under clauses (i) or (ii) above, if closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

1.7          Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired shall be delivered to Holder.

1.8          Replacement of Warrants. On receipt of an affidavit of an officer of the Holder of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.9          Treatment of Warrant Upon Acquisition.

(a) In the event of an Acquisition in which the sole consideration is cash, Holder agrees that, upon the written request of the Company, either (i) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition, or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

(b) In the event of an Acquisition in which the sole consideration is common stock of a company which stock is publicly traded on a stock exchange in the United States, or a combination of such stock and cash, and the total price per Share in the Acquisition is at least two times the Warrant Price, then Holder agrees that, upon the written request of the Company, either (i) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition, or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

(c) The exercise of this Warrant under Section 1.9 (a)(i) or (b)(i) above shall be conditioned upon, and be deemed effective immediately prior to, the consummation of the proposed Acquisition, and this Warrant shall not expire under Section 1.9 (a)(ii) or (b)(ii) above if the Acquisition is not consummated.

(d) Upon the closing of any Acquisition other than those particularly described in Sections 1.9 (a) and (b) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.

1.10        Automatic Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one Share is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 1.3 above (even if not surrendered) immediately before the Expiration Date (unless the Expiration Date results from the early termination of the Warrant in accordance with Section 1.9(a)(ii) or Section 1.9(b)(ii), in which event the Warrant shall not be deemed automatically exercised pursuant to the provisions of this Section 1.10). For purposes of such automatic exercise, the fair market value of one Share upon such expiration shall be determined pursuant to Section 1.6 above. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

ARTICLE 2.         ADJUSTMENTS TO THE SHARES.

2.1          Stock Dividends. If the Company declares or pays a dividend on the class of the securities issuable upon exercise or conversion of this Warrant payable in Common Stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend.

2.2          Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to Common Stock pursuant to the terms of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) upon the closing of a registered public offering of the Company’s Common Stock. After the occurrence of such an event, the Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3          Adjustments for Combinations, Subdivisions, Etc. If the outstanding shares of the class of the securities issuable upon exercise or conversion of this Warrant are subdivided or combined, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

2.4          Price Adjustment. If the Company issues additional common shares (including shares of Common Stock ultimately issuable upon conversion of a security convertible into Common Stock) after the date of the Warrant and the consideration per additional common share is less than the Conversion Price of the Series C Preferred (as set forth in the Certificate of Incorporation) in effect immediately before such issue, the price at which the Shares are converted to Common Stock shall be adjusted in accordance with the treatment of the Series C Preferred under the Certificate of Incorporation subject to all of the exceptions therein set forth.

2.5          No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.6          Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder a cash amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.7          Certificate as to Adjustments; Other Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price. If in the good faith judgment of the Board of Directors, there is any change in the outstanding securities of the Company as to which the other provisions of this Article 2 are not strictly applicable, the Board of Directors of the Company, in its good faith judgment, shall make an adjustment in the number and class of shares subject to this Warrant, the Warrant Price or the application of such provisions, so as to give the Holder, upon exercise for the same aggregate Warrant Price, the total number, class and kind of securities as it would have owned had the Warrant been exercised prior to the event and had it continued to hold such securities until after the event requiring the adjustment.

ARTICLE 3.         REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1          Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a)           The initial Warrant Price hereunder is not greater than the price per share at which shares of the Series C Preferred were last issued in an arm’s length transaction in which at least $500,000 of the shares of Series C Preferred were sold.

(b)           All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company shall, at all times, reserve a sufficient number of Shares and of shares of Common Stock for issuance upon Holder’s exercise of its rights hereunder and conversion of the Shares.

(c)  The Capitalization Table attached hereto as Exhibit A is true and complete as of the Issue Date.

3.2          Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) to offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3          Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company and (b) the information provided to the Investors (as such term is defined in Series A Purchase Agreement) pursuant to Section 5.1 of the Series A Purchase Agreement. For purposes hereof, the term “Series A Purchase Agreement” means that certain Series A Convertible Preferred Stock Purchase Agreement by and among the Company and the Investors (as defined therein) dated as of October 6, 2000.

3.4          Registration Under Securities Act of 1933, as amended. The Company agrees that with respect to the Shares or, if the Shares are convertible into Common Stock of the Company, such Common Stock, Holder shall have the piggyback registration rights set forth in Section 4 of the Registration Rights Agreement as the same is in effect on the date hereof; and in furtherance thereof, the Company will enter a joinder agreement with the Holder whereby the Holder shall be made a party to the Registration Rights Agreement. For purposes hereof, the term “Registration Rights Agreement” means that certain Registration Rights Agreement by and among the Company and the Investors (as defined therein) dated as of October 6, 2000, as amended.

ARTICLE 4.         REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

4.1          Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “1933 Act”), and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same (except for transfers to Holder’s affiliates, which affiliates are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act). The Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares. Upon exercise of this Warrant, Holder shall, if so requested by the Company, confirm in writing in a form satisfactory to the Company that the securities issuable upon exercise of the Warrant are being acquired for investment purposes only and not with a view toward distribution or resale in violation of the 1933 Act.

4.2          Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3          Investment Experience. The Holder: (i) has experience as an investor in securities and acknowledges that the Holder is able to fend for itself, can bear the economic risk of the Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4          Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act.

4.5          Shares Not Registered. Holder understands that the Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) have not been registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act, and that they must be held by Holder indefinitely, and that Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempted from such registration. Holder further understands that the Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) have not been qualified under the California Securities Law of 1968 (the “California Law”) by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent expressed above.

4.6          Market Stand-Off Agreement. Holder agrees that this Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) are subject to the market stand-off provisions set forth in Section 11 of the Registration Rights Agreement as in effect on the date hereof.

ARTICLE 5.         MISCELLANEOUS

5.1          Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date.

5.2          Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with legends in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITES AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER INCLUDING A MARKET STAND-OFF AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER. THIS AGREEMENT IS BINDING UPON TRANSFEREES. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE ISSUER.

5.3          Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

5.4          Transfer Procedure. Subject to the provisions of Section 5.3 and this Section 5.4, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, direcdy or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the securities being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering the certificate representing the securities to be transferred to the Company for reissuance to the transferee(s) (and Holder if applicable), together with a written opinion of counsel or other evidence, if reasonably satisfactory to the Company, to the effect that such transfer may be effected without registration or qualification (under the 1933 Act and any other applicable federal or state securities laws then in effect) of the securities and indicating whether or not certificates for the securities to be transferred require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Notwithstanding anything contained in this Warrant, Holder shall not transfer this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) to any person known to the Holder to be a competitor of the Company (except for transfers of the Shares in a transaction on the open market).

5.5          Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, to such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.

5.6          Waiver; Amendment. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7          Issue Tax. The issuance of the securities subject to this Warrant shall be made without charge to the Holder for any issue tax (other than applicable income taxes) in respect thereof.

5.8          Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs reasonably incurred in such dispute, including reasonable attorneys’ fees.

[Signatures on Next Page]

5.9          Governing Law. This Warrant and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of Holder and Company shall be governed by, and construed in accordance with the internal laws (and not the conflict of laws rules) of the State of California.

Company:

CyberU, Inc.

By	/s/ Adam Miller
Title	President and CEO

Holder:

ORIX Venture Finance LLC

By	/s/ Kevin P. Sheehan
Kevin P. Sheehan,
President and CEO

APPENDIX 1

NOTICE OF EXERCISE

1.           The undersigned hereby elects to purchase ______________ shares of the Series C Preferred Stock of CyberU, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

1.           The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to _____________ of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2.           Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

3.           The undersigned represents it is acquiring the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature)

Date

Exhibit A
Capitalization Table

CyberU, Inc.
%’s of Each Security
As of 06/28/04

Common	8,206,692	32.98%

Series A	7,723,640	31.04%

Series B	2,600,000	10.45%

Series C	2,031,249	8.16%

Warrants - Common	765,500	3.08%

Warrants - Series C - Orix	380,000	1.53%

Options - Total in Pool	3,483,345	14.00%
Less: Exercised	(309,192)	-1.24%

Total	24,881,234	100%

Authorized Common	24,926,234